EX-23.1 4 phio_ex2301.htm CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 5, 2026 with respect to the consolidated financial statements of Phio Pharmaceuticals Corp. included in the Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

September 28, 2026